                                                                      Exhibit 99


                                  Household International, Inc. and Subsidiaries
--------------------------------------------------------------------------------
Consolidated Statements of Income


In millions, except per share data.
Year ended December 31                                         1997           1996           1995
-------------------------------------------------------------------------------------------------
Finance income                                            $ 3,057.2      $ 2,949.9      $ 2,878.8
Other interest income                                          36.8           80.6          123.4
Interest expense                                            1,503.4        1,520.6        1,557.1
-------------------------------------------------------------------------------------------------
Net interest margin                                         1,590.6        1,509.9        1,445.1
Provision for credit losses on owned receivables            1,042.0          759.6          761.3
-------------------------------------------------------------------------------------------------
Net interest margin after provision for credit losses         548.6          750.3          683.8
-------------------------------------------------------------------------------------------------
Securitization income                                       1,400.6        1,149.0          873.6
Insurance revenues                                            276.4          253.4          322.1
Investment income                                             129.5          153.2          470.2
Fee income                                                    413.3          240.3          196.4
Other income                                                  189.3          232.4          279.9
-------------------------------------------------------------------------------------------------
Total other revenues                                        2,409.1        2,028.3        2,142.2
-------------------------------------------------------------------------------------------------
Salaries and fringe benefits                                  639.5          564.3          555.3
Occupancy and equipment expense                               207.9          209.8          222.1
Other marketing expenses                                      337.7          354.4          249.7
Other servicing and administrative expenses                   400.2          455.0          460.9
Amortization of acquired intangibles and goodwill             158.4          143.7          109.8
Policyholders' benefits                                       184.8          229.1          474.5
-------------------------------------------------------------------------------------------------
Total costs and expenses                                    1,928.5        1,956.3        2,072.3
-------------------------------------------------------------------------------------------------
Income before income taxes                                  1,029.2          822.3          753.7
Income taxes                                                  342.6          283.7          300.5
-------------------------------------------------------------------------------------------------
Net income                                                $   686.6      $   538.6      $   453.2
=================================================================================================
Earnings Per Common Share
Net income                                                $   686.6      $   538.6      $   453.2
Preferred dividends                                           (11.8)         (16.7)         (26.4)
-------------------------------------------------------------------------------------------------
Earnings available to common shareholders                 $   674.8      $   521.9      $   426.8
=================================================================================================
Average common and common equivalent shares                   103.8           98.3           99.1
-------------------------------------------------------------------------------------------------
Basic earnings per common share                           $    6.59      $    5.37      $    4.38
-------------------------------------------------------------------------------------------------
Diluted earnings per common share                         $    6.50      $    5.31      $    4.31
-------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

                                  Household International, Inc. and Subsidiaries
--------------------------------------------------------------------------------
Consolidated Balance Sheets

        In millions, except share data.
        At December 31                                                                         1997             1996
-----------------------------------------------------------------------------------------------------------------------
ASSETS
        Cash                                                                               $    280.4        $    239.2
        Investment securities                                                                 2,285.6           2,282.0
        Receivables, net                                                                     23,862.7          24,244.8
        Acquired intangibles and goodwill, net                                                1,754.7             969.4
        Properties and equipment, net                                                           309.4             353.1
        Real estate owned                                                                       127.3             136.6
        Other assets                                                                          1,682.5           1,369.4
        ---------------------------------------------------------------------------------------------------------------
        Total assets                                                                       $ 30,302.6        $ 29,594.5
=======================================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
        Debt:
          Deposits                                                                         $  1,788.9        $  2,365.1
          Commercial paper, bank and other borrowings                                         6,081.0           6,428.1
          Senior and senior subordinated debt (with original maturities over one year)       14,849.0          14,802.0
        ---------------------------------------------------------------------------------------------------------------
        Total debt                                                                           22,718.9          23,595.2
        Insurance policy and claim reserves                                                   1,257.2           1,205.3
        Other liabilities                                                                     1,485.3           1,472.8
        ---------------------------------------------------------------------------------------------------------------
        Total liabilities                                                                    25,461.4          26,273.3
        Company obligated mandatorily redeemable
          preferred securities of subsidiary trusts (Note 9)*                                   175.0             175.0
        Preferred stock (Note 10)                                                               150.0             205.0
        Common shareholders' equity:
          Common stock, $1.00 par value, 250,000,000 and 150,000,000 shares authorized, 124,331,175 and 115,231,175 shares issued
            at December 31, 1997 and 1996, respectively                                         124.3             115.2
          Additional paid-in capital                                                          1,531.8             397.3
          Retained earnings                                                                   3,582.1           3,076.8
          Foreign currency translation adjustments                                             (128.3)           (126.7)
          Unrealized gain (loss) on investments, net                                              3.6             (12.9)
          Less common stock in treasury, 17,173,143 and 18,165,921 shares
          at December 31, 1997 and 1996, respectively, at cost                                 (597.3)           (508.5)
        ---------------------------------------------------------------------------------------------------------------
        Total common shareholders' equity                                                     4,516.2           2,941.2
        ---------------------------------------------------------------------------------------------------------------
        Total liabilities and shareholders' equity                                         $ 30,302.6        $ 29,594.5
        ===============================================================================================================

*The sole assets of the two trusts are Junior Subordinated Deferrable Interest Notes issued by Household International, Inc. in June 1996 and June 1995, bearing interest at 8.70 and 8.25 percent, respectively, with principal balances of $103.1 and $77.3 million, respectively, and due June 30, 2036 and June 30, 2025, respectively.

The accompanying notes are an integral part of these consolidated financial statements.

                                  Household International, Inc. and Subsidiaries
--------------------------------------------------------------------------------
Consolidated Statements of Cash Flows


            In millions.
            Year ended December 31                                                           1997           1996          1995
----------------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATIONS

            Net income                                                                    $   686.6      $    538.6     $   453.2
            Adjustments to reconcile net income to net cash provided by operations:
               Provision for credit losses on owned receivables                             1,042.0          759.6          761.3
               Insurance policy and claim reserves                                            107.7           44.3          404.7
               Depreciation and amortization                                                  256.7          240.5          263.7
               Net realized gains from sales of assets                                       (102.5)        (137.3)        (188.7)
               Deferred income tax provision                                                  147.4          (83.6)          (2.5)
               Other, net                                                                    (337.3)         263.7         (319.2)
            ----------------------------------------------------------------------------------------------------------------------
            Cash provided by operations                                                     1,800.6        1,625.8        1,372.5
----------------------------------------------------------------------------------------------------------------------------------
INVESTMENTS IN OPERATIONS
            Investment securities available-for-sale:
               Purchased                                                                   (1,557.3)      (2,206.5)      (4,299.3)
               Matured                                                                        322.1          851.0          902.1
               Sold                                                                         1,373.5        2,647.0        3,081.1
            Investment securities held-to-maturity:
               Purchased                                                                         --             --         (558.7)
               Matured                                                                           --             --          465.1
               Sold                                                                              --             --           34.2
            Short-term investment securities, net change                                      (49.0)         117.2          348.5
            Receivables:
               Originations, net                                                          (27,510.7)     (28,308.6)     (24,311.7)
               Purchased                                                                   (1,189.6)      (5,087.6)      (2,279.1)
               Sold                                                                        31,013.2       29,995.9       24,385.8
            Purchase of Transamerica Financial Services Holding Company capital stock      (1,065.0)            --             --
            Disposition of consumer banking operations:
               Assets sold, net                                                                  --          472.3          975.6
               Deposits and other liabilities sold, net                                          --       (2,809.8)      (4,061.9)
            Disposition of product lines of life insurance business                              --             --          575.0
            (Acquisition) disposition of portfolios, net                                         --         (640.7)         (58.7)
            Properties and equipment purchased                                                (65.1)         (97.1)         (76.4)
            Properties and equipment sold                                                       8.6           14.9           35.9
            ----------------------------------------------------------------------------------------------------------------------
            Cash increase (decrease) from investments in operations                         1,280.7       (5,052.0)      (4,842.5)
----------------------------------------------------------------------------------------------------------------------------------
FINANCING AND CAPITAL TRANSACTIONS
            Short-term debt and demand deposits, net change                                  (494.3)        (176.8)       1,956.7
            Time certificates, net change                                                    (438.2)         395.0          728.8
            Senior and senior subordinated debt issued                                      4,900.5        7,596.3        3,258.0
            Senior and senior subordinated debt retired                                    (4,832.9)      (4,068.8)      (2,414.4)
            Repayment of Transamerica Financial Services Holding Company debt              (2,795.0)            --             --
            Policyholders' benefits paid                                                     (123.5)        (512.4)        (805.3)
            Cash received from policyholders                                                   98.0          258.5          669.0
            Shareholders' dividends                                                          (181.3)        (158.4)        (154.0)
            Issuance of company obligated mandatorily redeemable
              preferred securities of subsidiary trusts                                          --          100.0           75.0
            Redemption of preferred stock                                                     (55.0)            --         (115.0)
            Purchase of treasury stock                                                       (155.7)         (56.7)         (59.7)
            Issuance of common stock                                                        1,022.3           15.2           24.7
            ----------------------------------------------------------------------------------------------------------------------
            Cash increase (decrease) from financing and capital transactions               (3,055.1)       3,391.9        3,163.8
            ----------------------------------------------------------------------------------------------------------------------
            Effect of exchange rate changes on cash                                            15.0            3.1           35.4
            ----------------------------------------------------------------------------------------------------------------------
            Increase (decrease) in cash                                                        41.2          (31.2)        (270.8)
            Cash at January 1                                                                 239.2          270.4          541.2
            ----------------------------------------------------------------------------------------------------------------------
            Cash at December 31                                                           $   280.4      $   239.2      $   270.4
            ======================================================================================================================
            Supplemental Cash Flow Information:
            Interest paid                                                                 $ 1,501.1      $ 1,555.4      $ 1,508.2
            Income taxes paid                                                                 127.2          321.9          171.0
            ----------------------------------------------------------------------------------------------------------------------
            Supplemental Non-Cash Investing and Financing Activities:
            Common stock issued for acquisition                                           $   157.3             --             --
            ----------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

                                 Household International, Inc. and Subsidiaries
-------------------------------------------------------------------------------
Consolidated Statements of Changes in Preferred
Stock and Common Shareholders' Equity

                                                                                                         Common Shareholders' Equity
                                                                            --------------------------------------------------------
                                                                                      Additional                       Total Common
                                                               Preferred    Common     Paid-in     Retained            Shareholders'
 All amounts except per share data are stated in millions.       Stock       Stock     Capital     Earnings   Other(1)     Equity
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1994                                     $ 320.0     $115.0    $ 362.1     $2,397.4    $(674.1)   $2,200.4
       Net income                                                                                     453.2                  453.2
       Cash dividends-preferred at stated rates                                                       (26.5)                 (26.5)
       Cash dividends-common, $1.31 per share                                                        (127.5)                (127.5)
       Foreign currency translation adjustments                                                                   (3.5)       (3.5)
       Conversion of preferred stock                                             .2        3.4                                 3.6
       Exercise of stock options                                                           6.6                    21.7        28.3
       Issuance of common stock                                                           11.3                    13.4        24.7
       Purchase of treasury stock                                                                                (59.7)      (59.7)
       Redemption of preferred stock                             (115.0)
       Unrealized gain on investments, net                                                                       197.9       197.9
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1995                                      205.0       115.2      383.4      2,696.6     (504.3)    2,690.9
       Net income                                                                                     538.6                  538.6
       Cash dividends-preferred at stated rates                                                       (16.7)                 (16.7)
       Cash dividends-common, $1.46 per share                                                        (141.7)                (141.7)
       Foreign currency translation adjustments                                                                      .4         .4
       Exercise of stock options                                                           6.5                     11.9       18.4
       Issuance of common stock                                                            7.4                      7.8       15.2
       Purchase of treasury stock                                                                                 (56.7)     (56.7)
       Unrealized loss on investments, net                                                                       (107.2)    (107.2)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1996                                      205.0       115.2      397.3      3,076.8      (648.1)   2,941.2
       Net income                                                                                     686.6                  686.6
       Cash dividends-preferred at stated rates                                                       (11.8)                 (11.8)
       Cash dividends-common, $1.62 per share                                                        (169.5)                (169.5)
       Foreign currency translation adjustments                                                                    (1.6)      (1.6)
       Exercise of stock options                                                          14.7                     16.2       30.9
       Issuance of common stock                                                 9.1    1,000.8                     12.4    1,022.3
       Purchase of treasury stock, net                                                   119.0                   (117.4)       1.6
       Redemption of preferred stock                              (55.0)
       Unrealized gain on investments, net                                                                         16.5       16.5
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1997                                    $ 150.0      $124.3   $1,531.8     $3,582.1     $(722.0)  $4,516.2
====================================================================================================================================

(1) At December 31, 1997, 1996, 1995 and 1994 items in the other column include cumulative adjustments for: foreign currency translation adjustments of $(128.3), $(126.7), $(127.1) and $(123.6) million, respectively; common stock in treasury of $(597.3), $(508.5), $(471.5) and $(446.9) million, respectively; and
unrealized gains (losses) on marketable equity securities and available-for-sale investments of $3.6, $(12.9), $94.3 and $(103.6) million, respectively. The gross unrealized gain (loss) on available-for-sale investments at December 31, 1997, 1996 and 1995 of $5.1, $(19.8) and $142.6 million, respectively, is recorded net of income taxes (benefit) of $1.5, $(6.9) and $48.3 million, respectively.

                                                                                                                      Common Stock
                                                                                  --------------------------------------------------
         Shares Outstanding                                     Preferred Stock      Issued       In Treasury      Net Outstanding
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1994                                        1,850,000      115,008,739       (18,406,141)      96,602,598
       Exercise of common stock options                                                                  812,576          812,576
       Conversion of $6.25 preferred stock                                             222,436                            222,436
       Issuance of common stock                                                                          523,919          523,919
       Purchase of treasury stock                                                                     (1,000,000)      (1,000,000)
       Redemption of preferred stock                               (1,150,000)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1995                                          700,000      115,231,175       (18,069,646)      97,161,529
       Exercise of common stock options                                                                  463,212          463,212
       Issuance of common stock                                                                          281,513          281,513
       Purchase of treasury stock                                                                       (841,000)        (841,000)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1996                                          700,000      115,231,175       (18,165,921)      97,065,254
       Exercise of common stock options                                                                  539,557          539,557
       Issuance of common stock                                                      9,100,000           453,246        9,553,246
       Issuance of common stock-ACC                                                                    1,367,275        1,367,275
       Purchase of treasury stock                                                                     (1,367,300)      (1,367,300)
       Redemption of preferred stock                                 (550,000)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1997                                          150,000      124,331,175       (17,173,143)     107,158,032
====================================================================================================================================

       The accompanying notes are an integral part of these consolidated financial statements.

                                  Household International, Inc. and Subsidiaries
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements


Household International, Inc. and subsidiaries (the "company") is a leading provider of consumer lending products to middle-market customers in the United States, United Kingdom and Canada, with $45.4 billion of managed receivables at December 31, 1997. The company's lending products include: home equity loans, auto finance loans, MasterCard* and Visa* and private label credit cards, and other unsecured loans. The company also offers credit and specialty insurance in the United States, United Kingdom and Canada. The company also has traditional first mortgages, commercial loans and leases, periodic payment annuities, and corporate owned life insurance products which it no longer offers.


--------------------------------------------------------------------------------
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


BASIS OF PRESENTATION The consolidated financial statements include the accounts of Household International, Inc. and all subsidiaries. All significant intercompany accounts and transactions have been eliminated. Certain prior year amounts have been reclassified to conform with the current year's presentation.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVESTMENT SECURITIES The company maintains investment portfolios in both its noninsurance and insurance operations. These portfolios are comprised primarily of debt securities. The company's entire investment securities portfolio was classified as available-for-sale at December 31, 1997 and 1996. Available-for-sale investments are intended to be invested for an indefinite period but may be sold in response to events reasonably expected in the foreseeable future. These investments are carried at fair value. Unrealized holding gains and losses on available-for-sale investments are recorded as adjustments to common shareholders' equity, net of income taxes. Any decline in the fair value of investments which is deemed to be other than temporary is charged against current earnings.

     Cost of investment securities sold is determined using the specific identification method. Interest income earned on the noninsurance investment portfolio is classified in the statements of income in net interest margin. Realized gains and losses from the investment portfolio and investment income from the insurance portfolio are recorded in investment income. Accrued investment income is classified with investment securities.

RECEIVABLES Receivables are carried at amortized cost. The company periodically sells receivables from its home equity, auto finance, MasterCard and Visa, private label and other unsecured portfolios. Because these receivables were originated with variable rates of interest or rates comparable to those currently offered by the company, carrying value approximates fair value.

     Finance income is recognized using the effective yield method. Origination fees are deferred and amortized to finance income over the estimated life of the related receivables, except to the extent they offset directly related lending costs. Annual fees are netted with direct lending costs associated with the issuance of MasterCard and Visa receivables and are deferred and amortized on a straight-line basis over one year. Net deferred lending costs (fees) related to these receivables totaled $7.8 and $(5.7) million at December 31, 1997 and 1996, respectively. Premiums and discounts on purchased receivables are recognized as adjustments of the yield of the related receivables.

     Insurance reserves applicable to credit risks on consumer receivables are treated as a reduction of receivables in the balance sheets, since payments on such policies generally are used to reduce outstanding receivables.

PROVISION AND CREDIT LOSS RESERVES Provision for credit losses on owned receivables is made in an amount sufficient to maintain credit loss reserves at a level considered adequate to cover probable losses of principal and interest in the existing owned portfolio. Probable losses are estimated for consumer receivables based on contractual delinquency status and historical loss experience. For commercial loans, probable losses are calculated using estimates of amounts and timing of future cash flows expected to be received on loans. In addition, general loss reserves on consumer and commercial receivables are maintained to reflect management's judgment of portfolio risk factors. Loss reserve estimates are reviewed periodically and adjustments are reported in earnings when they become known. As these estimates are influenced by factors outside the company's control, such as consumer payment patterns and economic conditions, there is uncertainty inherent in these estimates, making it reasonably possible that they could change.

     The company's chargeoff policy for consumer receivables varies by product. Receivables are written off, or for



*MasterCard and Visa are registered trademarks of MasterCard International, Incorporated and VISA USA, Inc., respectively.

--------------------------------------------------------------------------------
secured products written down to net realizable value, at the following stages of contractual delinquency: auto finance-5 months; first mortgage, home equity and MasterCard and Visa-6 months; private label-9 months; and other unsecured-9 months and no payment received in 6 months. Commercial receivables are written off when it becomes apparent that an account is uncollectible.

NONACCRUAL LOANS Nonaccrual loans are loans on which accrual of interest has been suspended. Interest income is suspended on all loans when principal or interest payments are more than three months contractually past due, except for MasterCard and Visa and private label credit cards and auto finance receivables. On credit card receivables, interest continues to accrue until the receivable is charged off. On auto finance receivables, accrual of interest income is discontinued when payments are more than two months contractually past due. There were no commercial loans at December 31, 1997 which were 90 days or more past due which remained on accrual status. Accrual of income on nonaccrual consumer receivables is not resumed until such receivables become less than three months contractually past due (two months for auto finance receivables). Accrual of income on nonaccrual commercial loans is not resumed until such loans become contractually current. Cash payments received on nonaccrual commercial loans are either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal.

RECEIVABLES SOLD AND SERVICED WITH LIMITED RECOURSE AND SECURITIZATION INCOME Certain home equity, auto finance, MasterCard and Visa, private label and other unsecured receivables have been securitized and sold to investors with limited recourse. The servicing rights to these receivables have been retained by the company. Upon sale, the receivables are removed from the balance sheet, and a gain on sale is recognized for the difference between the carrying value of the receivables and the adjusted sales proceeds. The adjusted sales proceeds are based on a present value estimate of future cash flows to be received over the lives of the receivables. Future cash flows are based on estimates of prepayments, the impact of interest rate movements on yields of receivables sold and securities issued, delinquency of receivables sold, servicing fees, operating expenses and other factors. The resulting gain is adjusted by establishing a reserve for estimated probable losses under the recourse provisions. Gains on sale, recourse provisions and servicing cash flows on receivables sold are reported in the accompanying consolidated statements of income as securitization income. Unamortized securitization assets are reviewed for impairment whenever events indicate that the carrying value may not be recovered.

     Effective January 1, 1997, the company adopted Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("FAS No. 125"), which provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities based on a derecognition approach that focuses on control of the assets and extinguishment of the liabilities. The statement was effective for securitization transactions occurring subsequent to December 31, 1996. The adoption of FAS No. 125 did not have a material impact on the company's consolidated financial statements.

PROPERTIES AND EQUIPMENT Properties and equipment, which include leasehold improvements, are recorded at cost, net of accumulated depreciation and amortization of $412.3 and $432.6 million at December 31, 1997 and 1996, respectively. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets for financial reporting purposes. Leasehold improvements are amortized over the lesser of the economic useful life of the improvement or the term of the lease.

REPOSSESSED COLLATERAL Real estate owned is valued at the lower of cost or fair value less estimated costs to sell. These values are periodically reviewed and reduced, if appropriate. Costs of holding real estate, and related gains and losses on disposition, are credited or charged to operations as incurred.

     Vehicles acquired for nonpayment of indebtedness are recorded at the lower of the estimated fair market value or the outstanding receivable balance. Such assets are generally sold within 60 days of repossession and any difference between the sales price, net of expenses, and the carrying value is credited or charged to operations as incurred.

INSURANCE Insurance revenues on revolving credit insurance policies are recognized when billed. Insurance revenues on the remaining insurance contracts are recorded as unearned premiums and recognized into income based on the nature and term of the underlying contracts. Liabilities for credit insurance policies are based upon estimated settlement amounts for both reported and incurred but not yet reported losses. Liabilities for future benefits on annuity contracts and specialty and corporate owned life insurance products are based on actuarial assumptions as to investment yields, mortality and withdrawals.

ACQUIRED INTANGIBLES AND GOODWILL Acquired intangibles consist of acquired credit card relationships which are amortized on a straight-line basis over their estimated remaining lives, not to exceed 10 years.

     Goodwill represents the purchase price over the fair value of identifiable assets acquired less liabilities assumed

                                 Household International, Inc. and Subsidiaries
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements (Continued)


from business combinations and is amortized over 25 years on a straight-line basis. Goodwill is reviewed for impairment whenever events indicate that the carrying amount may not be recoverable.

TREASURY STOCK The company accounts for repurchases of common stock using the cost method with common stock in treasury classified in the balance sheets as a reduction of common shareholders' equity. Treasury stock reissued is removed from the accounts at average cost.

INTEREST RATE CONTRACTS The nature and composition of the company's assets and liabilities and off-balance sheet items expose the company to interest rate risk. The company enters into a variety of interest rate contracts for managing its interest rate exposure. Interest rate swaps are the principal vehicle used to manage interest rate risk; however, interest rate futures, options, caps and floors, and forward contracts also are utilized. The company also has entered into currency swaps to convert both principal and interest payments on debt issued from one currency to the appropriate functional currency.

  Interest rate swaps are designated, and effective, as synthetic alterations of specific assets or liabilities (or specific groups of assets or liabilities) and off-balance sheet items. The interest rate differential to be paid or received on these contracts is accrued and included in net interest margin in the statements of income. Interest rate futures, forwards, options, and caps and floors used in hedging the company's exposure to interest rate fluctuations are designated, and effective, as hedges of balance sheet items.

  Correlation between all interest rate contracts and the underlying asset, liability or off-balance sheet item is direct because the company uses interest rate contracts which mirror the underlying item being hedged/synthetically altered. If correlation between the hedged/synthetically altered item and related interest rate contract would cease to exist, the interest rate contract would be recorded at fair value and the associated unrealized gain or loss would be included in net interest margin, with any future realized and unrealized gains or losses recorded in other income.

  Interest rate contracts are recorded at amortized cost. If interest rate contracts are terminated early, the realized gains and losses are deferred and amortized over the life of the hedged/synthetically altered item as adjustments to net interest margin. These deferred gains and losses are recorded on the accompanying consolidated balance sheets as adjustments to the carrying value of the hedged items. In circumstances where the underlying assets or liabilities are sold, any remaining carrying value adjustments or cumulative change in value on any open positions are recognized immediately as a component of the gain or loss upon disposition. Any remaining interest rate contracts previously designated to the sold hedged/synthetically altered item are recorded at fair value with realized and unrealized gains and losses included in other income.

FOREIGN CURRENCY TRANSLATION Foreign subsidiary assets and liabilities are located in the United Kingdom and Canada. The functional currency for each subsidiary is its local currency. Assets and liabilities of these subsidiaries are translated at the rate of exchange in effect on the balance sheet date; income and expenses are translated at the average rate of exchange prevailing during the year. Resulting translation adjustments are accumulated as a separate component of common shareholders' equity.

  The company enters into forward exchange contracts to hedge its investment in foreign subsidiaries. After-tax gains and losses on contracts to hedge foreign currency fluctuations are included in the foreign currency translation adjustment in common shareholders' equity. Effects of foreign currency translation in the statements of cash flows are offset against the cumulative foreign currency adjustment, except for the impact on cash. Foreign currency transaction gains and losses are included in income as they occur.

STOCK-BASED COMPENSATION The company accounts for stock option and stock purchase plans in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). In accordance with APB 25, no compensation expense is recognized for stock options issued or for stock issued under its employee stock purchase plan.

INCOME TAXES Federal income taxes are accounted for utilizing the liability method. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The company and its subsidiaries file a consolidated federal income tax return. Investment tax credits generated by leveraged leases are accounted for using the deferral method.

                                  Household International, Inc. and Subsidiaries
--------------------------------------------------------------------------------
2. BUSINESS COMBINATIONS


On June 23, 1997, Household International and a wholly-owned subsidiary of Household Finance Corporation (a wholly-owned subsidiary of Household International) acquired the capital stock of Transamerica Financial Services Holding Company ("TFS"), the branch-based consumer finance subsidiary of Transamerica Corporation ("TA"). The company paid $1.1 billion for the stock of TFS and repaid approximately $2.8 billion of TFS debt owed to affiliates of TA. The acquisition added approximately $3.2 billion of receivables, of which approximately $3.1 billion were home equity loans secured primarily by home mortgages. The acquisition of TFS was accounted for as a purchase, and accordingly, earnings from TFS' operations have been included in the company's results of operations from June 24, 1997. The acquisition of TFS was not material to the company's consolidated financial statements.

  In June 1997, the company completed a public underwritten offering of 9.1 million shares of its common stock for approximately $1.0 billion. Net proceeds from the offering were used to repay certain short-term borrowings in connection with the acquisition of TFS.

  On October 21, 1997, Household International and a wholly-owned subsidiary acquired the capital stock of ACC Consumer Finance Corporation ("ACC"), a non-prime auto finance company, for approximately 1.4 million shares of common stock and cash. The acquisition of ACC was accounted for as a purchase, and accordingly, earnings from ACC's operations have been included in the company's results of operations from October 22, 1997. The acquisition of ACC was not material to the company's consolidated financial statements.


--------------------------------------------------------------------------------
3. INVESTMENT SECURITIES


In millions.
At December 31                                            1997          1996
--------------------------------------------------------------------------------
AVAILABLE-FOR-SALE INVESTMENTS
Marketable equity securities                           $     131.9   $    213.1
Corporate debt securities                                  1,251.6      1,070.5
U.S. government and federal agency debt securities           220.4        277.7
Other                                                        653.1        690.5
--------------------------------------------------------------------------------
Subtotal                                                   2,257.0      2,251.8
--------------------------------------------------------------------------------
Accrued investment income                                     28.6         30.2
--------------------------------------------------------------------------------
Total investment securities                            $   2,285.6   $  2,282.0
================================================================================



Proceeds from the sale of available-for-sale investments totaled approximately $1.4, $2.6 and $3.1 billion in 1997, 1996 and 1995, respectively. Gross gains of $20.6, $23.0 and $18.4 million and gross losses of $2.9, $4.3 and $4.9 million in 1997, 1996 and 1995, respectively, were realized on those sales.

  The gross unrealized gains (losses) of investment securities were as follows:

                                                                                  1997
----------------------------------------------------------------------------------------
                                                    Gross         Gross
In millions.                        Amortized    Unrealized     Unrealized         Fair
At December 31                        Cost         Gains          Losses          Value
----------------------------------------------------------------------------------------
AVAILABLE-FOR-SALE INVESTMENTS
Marketable equity
   securities                       $  128.4     $    3.7     $    (.2)        $  131.9
Corporate debt securities            1,238.3         30.4        (17.1)         1,251.6
U.S. government and federal
   agency debt securities              232.1          1.4        (13.1)           220.4
Other                                  653.1           --           --            653.1
----------------------------------------------------------------------------------------
Total available-for-sale
   investments                      $2,251.9     $   35.5     $  (30.4)        $2,257.0
========================================================================================

                                                                                1996
----------------------------------------------------------------------------------------
                                                    Gross        Gross
In millions.                        Amortized     Unrealized    Unrealized       Fair
At December 31                        Cost          Gains        Losses         Value
----------------------------------------------------------------------------------------
Available-For-Sale Investments
Marketable equity
   securities                       $  212.7       $    1.9     $   (1.5)       $  213.1
Corporate debt securities            1,081.4           17.0        (27.9)        1,070.5
U.S. government and federal
   agency debt securities              287.0            1.1        (10.4)          277.7
Other                                  690.5             --           --           690.5
----------------------------------------------------------------------------------------
Total available-for-sale
   investments                      $2,271.6       $   20.0     $  (39.8)       $2,251.8
========================================================================================


See Note 12, "Fair Value of Financial Instruments," for further discussion of the relationship between the fair of the company's assets, liabilities and off-balance sheet financial instruments.

                                  Household International, Inc. and Subsidiaries
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements (Continued)


Contractual maturities of and yields on investments in debt securities were as follows:



                                                                                             U.S. Government and Federal
                                                          Corporate Debt Securities               Agency Debt Securities
                                                -----------------------------------       ------------------------------
All dollar amounts are stated in millions.       Amortized       Fair                     Amortized    Fair
At December 31, 1997                               Cost          Value       Yield*         Cost       Value      Yield*
------------------------------------------------------------------------------------------------------------------------
Due within 1 year                                 $  173.5     $  173.2      6.21%         $ 19.4       $ 19.4     5.35%
After 1 but within 5 years                            78.1         79.0      6.82            29.4         29.9     6.07
After 5 but within 10 years                          212.0        214.4      6.76            50.5         50.0     5.72
After 10 years                                       774.7        785.0      7.65           132.8        121.1     6.49
-----------------------------------------------------------------------------------------------------------------------
Total                                             $1,238.3     $1,251.6      7.25%         $232.1       $220.4    6.17%
======================================================================================================================

*Computed by dividing annualized interest by the amortized cost of the respective investment securities.


--------------------------------------------------------------------------------
4. RECEIVABLES

In millions.
At December 31                                                    1997           1996
---------------------------------------------------------------------------------------
First mortgage                                               $     396.6    $     725.6
Home equity                                                      7,933.2        3,647.9
Auto finance(1)                                                    487.5           --
MasterCard/Visa                                                  5,927.3        8,587.7
Private label                                                    4,682.9        5,070.0
Other unsecured                                                  3,609.3        5,098.0
Commercial                                                         774.2          937.8
---------------------------------------------------------------------------------------
Total owned receivables                                         23,811.0       24,067.0
Accrued finance charges                                            377.5          397.6
Credit loss reserve for owned receivables                       (1,082.2)        (900.2)
Unearned credit insurance premiums and claims reserves            (228.4)        (184.6)
Amounts due and deferred from receivables sales                  1,847.1        1,561.0
Reserve for receivables serviced with limited recourse            (862.3)        (696.0)
---------------------------------------------------------------------------------------
Total owned receivables, net                                    23,862.7       24,244.8
Receivables serviced with limited recourse                      21,565.8       18,526.4
---------------------------------------------------------------------------------------
Total managed receivables, net                               $  45,428.5    $  42,771.2
=======================================================================================

(1) Prior to the fourth quarter of 1997, auto finance receivables were not significant and were included in other unsecured receivables.


Foreign receivables included in owned receivables were as follows:

                                      United Kingdom                    Canada
   In millions.             ------------------------     ---------------------
   At December 31             1997          1996           1997         1996
------------------------------------------------------------------------------
   First mortgage           $    3.1      $   3.7        $    7.8     $   22.1
   Home equity                 157.5        159.9           321.7        324.9
   MasterCard/Visa             651.6        581.2              --           --
   Private label               778.1        691.3           539.5        571.7
   Other unsecured             729.5        636.7           387.5        364.8
   Commercial                     --           --            18.7         43.2
------------------------------------------------------------------------------
   Total                    $2,319.8     $2,072.8        $1,275.2     $1,326.7
==============================================================================

--------------------------------------------------------------------------------
Foreign managed receivables represented 10 percent of total managed receivables at December 31, 1997 and 1996.

     The company has securitized certain receivables which it services with limited recourse. Securitizations of receivables, including replenishments of certificateholder interests, were as follows:

In millions.
Year ended December 31                1997          1996          1995
------------------------------------------------------------------------
Home equity                       $    312.6     $ 1,755.8     $ 1,135.2
MasterCard/Visa                     23,439.6      22,828.3      20,181.2
Private label                        2,270.2         697.4         644.0
Other unsecured                      2,912.2       2,851.2       1,535.3
------------------------------------------------------------------------
Total                              $28,934.6     $28,132.7     $23,495.7
========================================================================


The outstanding balance of receivables serviced with limited recourse consisted of the following:


In millions.
At December 31                    1997          1996
-------------------------------------------------------
Home equity                     $ 3,125.9     $ 4,337.5
Auto finance(1)                     395.9            --
MasterCard/Visa                  12,337.0      10,149.7
Private label                     1,025.0         517.0
Other unsecured                   4,682.0       3,522.2
-------------------------------------------------------
Total                           $21,565.8     $18,526.4
=======================================================


(1) Auto finance receivables were previously securitized by ACC before its acquisition in October 1997.


At December 31, 1997, the expected weighted average remaining life of these securitization transactions was 2.3 years.


     The combination of receivables owned and receivables serviced with limited recourse, which the company considers its managed portfolio, is shown below:

In millions.
At December 31                    1997          1996
------------------------------------------------------
First mortgage                 $   396.6     $   725.6
Home equity                     11,059.1       7,985.4
Auto finance(1)                    883.4            --
MasterCard/Visa                 18,264.3      18,737.4
Private label                    5,707.9       5,587.0
Other unsecured                  8,291.3       8,620.2
Commercial                         774.2         937.8
------------------------------------------------------
Managed receivables            $45,376.8     $42,593.4
======================================================

(1) Prior to the fourth quarter of 1997, auto finance receivables were not significant and were included in other unsecured receivables.


At December 31, 1997 and 1996, the amounts due and deferred from receivables sales of $1,847.1 and $1,561.0 million, respectively, included unamortized securitization assets and funds established pursuant to the recourse provisions for certain sales totaling $1,716.2 and $1,235.4 million, respectively. The amounts due and deferred also included customer payments not yet remitted by the securitization trustee to the company of $107.2 and $86.6 million at December 31, 1997 and 1996, respectively. The company made guarantees relating to certain securitizations of $90.2 million plus unpaid interest at December 31, 1996. The company made no such guarantees at December 31, 1997. The company has subordinated interests in certain transactions, which were recorded as receivables, of $1,098.1 and $485.0 million at December 31, 1997 and 1996, respectively. The company has agreements with a "AAA"-rated third party who will indemnify the company for up to $21.2 million in losses related to certain securitization transactions. The company maintains credit loss reserves pursuant to the recourse provisions for receivables serviced with limited recourse which are based on estimated probable losses under such provisions. These reserves totaled $862.3 and $696.0 million at December 31, 1997 and 1996, respectively, and represent the company's best estimate of probable losses on receivables serviced with limited recourse.

                                  Household International, Inc. and Subsidiaries
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements (Continued)


The providers of the credit enhancements have no recourse to the company. The company maintains facilities with third parties which provide for the securitization of receivables on a revolving basis totaling $6.6 billion through the issuance of commercial paper. These facilities were fully utilized at December 31, 1997. The amount available under these facilities will vary based on the timing and volume of public securitization transactions.

     Contractual maturities of owned receivables were as follows:


In millions.
At December 31, 1997                  1998          1999         2000         2001        2002       Thereafter       Total
-----------------------------------------------------------------------------------------------------------------------------
First mortgage                      $   17.6      $    3.3     $    1.0     $    1.5     $    1.7      $  371.5     $   396.6
Home equity                          2,305.9       1,520.2      1,083.9        790.9        586.5       1,645.8       7,933.2
Auto finance                            79.8          94.2        106.5        110.0         84.1          12.9         487.5
MasterCard/Visa                        701.3         614.5        484.0        421.4        351.9       3,354.2       5,927.3
Private label                        1,223.9         587.8        386.6        276.0        224.2       1,984.4       4,682.9
Other unsecured                      1,309.6         645.7        448.9        310.0        200.3         694.8       3,609.3
Commercial                             175.6          65.1         31.6         53.5         30.1         418.3         774.2
-----------------------------------------------------------------------------------------------------------------------------
Total                               $5,813.7      $3,530.8     $2,542.5     $1,963.3     $1,478.8      $8,481.9     $23,811.0
=============================================================================================================================


A substantial portion of consumer receivables, based on the company's experience, will be renewed or repaid prior to contractual maturity. The above maturity schedule should not be regarded as a forecast of future cash collections. The ratio of annual cash collections of principal to average principal balances, excluding MasterCard and Visa receivables, approximated 44 and 40 percent in 1997 and 1996, respectively.

     The following table summarizes contractual maturities of owned receivables due after one year by repricing characteristic:

                                                          Over 1
In millions.                                            But Within        Over
At December 31, 1997                                     5 years        5 years
--------------------------------------------------------------------------------
Receivables at predetermined interest rates               $5,870.5     $4,125.9
Receivables at floating or adjustable rates                3,644.9      4,356.0
--------------------------------------------------------------------------------
Total                                                     $9,515.4     $8,481.9
================================================================================



Nonaccrual owned consumer receivables totaled $516.6 and $421.8 million at December 31, 1997 and 1996, respectively, including $109.7 and $106.6 million, respectively, relating to foreign operations. Interest income that would have been recorded in 1997 and 1996 if such nonaccrual receivables had been current and in accordance with contractual terms was approximately $75.3 and $60.2 million, respectively, including $18.8 and $18.4 million, respectively, relating to foreign operations. Interest income that was included in net income for 1997 and 1996, prior to these loans being placed on nonaccrual status, was approximately $41.6 and $32.1 million, respectively, including $8.9 and $8.4 million, respectively, relating to foreign operations.

     For an analysis of reserves for credit losses, see pages 32 and 33.

                                                                          1997                     1996
                                                        -----------------------   -----------------------
All dollar amounts are stated in millions.                           Weighted                 Weighted
At December 31                                            Amount   Average Rate    Amount   Average Rate
---------------------------------------------------------------------------------------------------------
DOMESTIC
Time certificates                                       $  837.8       7.1%       $1,257.6       7.0%
Savings accounts                                           135.9       5.0           165.1       4.7
Demand accounts                                             22.8       --             78.5       --
---------------------------------------------------------------------------------------------------------
Total domestic deposits                                    996.5       6.6         1,501.2       6.4
---------------------------------------------------------------------------------------------------------
FOREIGN
Time certificates                                          258.1       7.6           377.6       6.3
Savings accounts                                           446.4       6.7           389.1       6.2
Demand accounts                                             87.9       6.3            97.2       5.8
---------------------------------------------------------------------------------------------------------
Total foreign deposits                                     792.4       6.9           863.9       6.2
---------------------------------------------------------------------------------------------------------
Total deposits                                          $1,788.9       6.8%       $2,365.1       6.3%
=========================================================================================================

Average deposits and related weighted average interest rates for 1997, 1996 and 1995 were as follows:

                                                                   1997                         1996                         1995
                                                ------------------------     ------------------------      -----------------------
All dollar amounts are stated in millions.        Average     Weighted        Average       Weighted        Average     Weighted
At December 31                                   Deposits   Average Rate     Deposits    Average Rate      Deposits   Average Rate
----------------------------------------------------------------------------------------------------------------------------------
DOMESTIC
Time certificates                               $  1,096.2     6.9%         $  1,908.2      6.7%        $  3,015.2         6.2%
Savings and demand accounts                          470.0     1.6             1,154.6      2.5            2,667.9         3.1
----------------------------------------------------------------------------------------------------------------------------------
Total domestic deposits                            1,566.2     5.3             3,062.8      5.1            5,683.1         4.7
----------------------------------------------------------------------------------------------------------------------------------
FOREIGN
Time certificates                                    277.3     6.8               381.6      6.2            1,052.3         7.4
Savings and demand accounts                          537.4     5.8               445.5      5.2              308.8         6.2
----------------------------------------------------------------------------------------------------------------------------------
Total foreign deposits                               814.7     6.1               827.1      5.7            1,361.1         7.1
----------------------------------------------------------------------------------------------------------------------------------
Total deposits                                  $  2,380.9     5.6%         $  3,889.9      5.3%        $  7,044.2         5.1%
==================================================================================================================================

Interest expense on deposits was $132.5, $204.6 and $362.7 million for 1997, 1996 and 1995, respectively. Interest expense on domestic deposits was $82.6, $157.6 and $265.9 million for 1997, 1996 and 1995, respectively.

     Maturities of time certificates in amounts of $100,000 or more were:


In millions.
At December 31, 1997                        Domestic      Foreign       Total
------------------------------------------------------------------------------
3 months or less                             $2.9         $   .2        $  3.1
Over 3 months through 6 months                 --             --            --
Over 6 months through 12 months                --             --            --
Over 12 months                                 .5          244.7         245.2
------------------------------------------------------------------------------
Total                                        $3.4         $244.9        $248.3
==============================================================================

                                 Household International, Inc. and Subsidiaries
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements (Continued)

Contractual maturities of time certificates within each interest rate range were as follows:


All dollar amounts are stated in millions.
At December 31, 1997                            1998        1999        2000          2001        2002     Thereafter    Total
------------------------------------------------------------------------------------------------------------------------------
INTEREST RATE
 Less than 4.00%                               $  3.5      $   .9          --            --        --            --   $    4.4
 4.00% - 5.99%                                   59.5        56.6          --        $  6.6        --            --      122.7
 6.00% - 7.99%                                   96.3       258.7      $168.7         303.9        --         $75.4      903.0
 8.00% - 9.99%                                    4.4         6.5        54.5            --        --            .4       65.8
------------------------------------------------------------------------------------------------------------------------------
Total                                          $163.7      $322.7      $223.2        $310.5        --         $75.8   $1,095.9
==============================================================================================================================


6. COMMERCIAL PAPER, BANK AND OTHER BORROWINGS

------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Bank and
All dollar amounts are stated in millions.                                            Commercial        Other
At December 31                                                                           Paper*       Borrowings      Total
------------------------------------------------------------------------------------------------------------------------------
1997
Balance                                                                                 $5,294.2       $  786.8       $6,081.0
Highest aggregate month-end balance                                                                                    7,838.6
Average borrowings                                                                       5,486.2          948.7        6,434.9
Weighted average interest rate:
  At year end                                                                                5.7%           7.5%           6.0%
  Paid during year                                                                           5.6            6.3            5.7
------------------------------------------------------------------------------------------------------------------------------
1996
Balance                                                                                 $5,418.7       $1,009.4       $6,428.1
Highest aggregate month-end balance                                                                                    7,611.1
Average borrowings                                                                       5,334.2        1,147.4        6,481.6
Weighted average interest rate:
  At year end                                                                                5.4%           7.6%           5.7%
  Paid during year                                                                           5.4            7.2            5.7
------------------------------------------------------------------------------------------------------------------------------
1995
Balance                                                                                 $4,598.5       $2,060.9       $6,659.4
Highest aggregate month-end balance                                                                                    7,350.5
Average borrowings                                                                       4,551.1        1,565.1        6,116.2
Weighted average interest rate:
  At year end                                                                                5.8%           6.9%           6.2%
  Paid during year                                                                           6.0            7.4            6.4
-----------------------------------------------------------------------------------------------------------------------------

*Included in outstanding balances at year-end 1997, 1996 and 1995 were commercial paper obligations of foreign subsidiaries of $435.0, $389.2 and $269.5 million, respectively.

Interest expense for commercial paper, bank and other borrowings totaled $368.1, $369.5 and $389.5 million for 1997, 1996 and 1995, respectively.

  The company maintains various bank credit agreements primarily to support commercial paper borrowings. At December 31, 1997 and 1996, the company had committed back-up lines of $8.4 and $7.4 billion, respectively, of which $7.5 and $6.6 billion, respectively, were unused. Formal credit lines are reviewed annually, and expire at various dates from 1998 to 2004. Borrowings under these lines generally are available at a surcharge over LIBOR. Annual commitment fee requirements to support availability of these lines at December 31, 1997 totaled $6.2 million.

7. SENIOR AND SENIOR SUBORDINATED DEBT (WITH ORIGINAL MATURITIES OVER ONE YEAR)

-----------------------------------------------------------------------------------------------------------------------------
All dollar amounts are stated in millions.
At December 31                                                                                           1997         1996
-----------------------------------------------------------------------------------------------------------------------------
SENIOR DEBT
3.50% to 6.49%; due 1998 to 2009                                                                      $ 1,611.7     $ 2,086.6
6.50% to 6.99%; due 1998 to 2007                                                                        1,941.3       1,450.0
7.00% to 7.49%; due 1998 to 2012                                                                        1,477.7       1,281.1
7.50% to 7.99%; due 1998 to 2012                                                                        1,286.9       1,459.0
8.00% to 8.99%; due 1998 to 2005                                                                        1,178.1       1,195.0
9.00% and greater; due 1998 to 2001                                                                       447.8         445.8
Variable interest rate debt; 3.85% to 9.00%;
   due 1998 to 2034                                                                                     6,202.7       6,034.6
SENIOR SUBORDINATED DEBT
9.00% to 9.63%; due 2000 to 2001                                                                          685.0         685.0
10.25%; due 2003                                                                                           20.0          75.0
PREFERRED STOCK OF SUBSIDIARY
Household Finance Corporation
   7.25% term cumulative preferred Series 1992-A                                                             --         100.0
Unamortized discount                                                                                       (2.2)        (10.1)
-----------------------------------------------------------------------------------------------------------------------------
Total senior and senior subordinated debt                                                             $14,849.0     $14,802.0
=============================================================================================================================

Weighted average coupon interest rates were 6.8 and 6.6 percent at December 31, 1997 and 1996, respectively. Interest expense for senior and senior subordinated debt was $1,002.8, $946.5 and $804.9 million for 1997, 1996 and 1995, respectively. The only financial covenant contained in the terms of the company's debt agreements is the maintenance of a minimum shareholders' equity of $2.0 billion for Household International, Inc. and a minimum shareholder's equity of $1.5 billion for Household Finance Corporation, a wholly-owned subsidiary of the company.


  Maturities of senior and senior subordinated debt were:

In millions.
At December 31, 1997
------------------------------------------------------------
1998                                               $ 2,381.4
1999                                                 3,051.6
2000                                                 1,795.3
2001                                                 2,146.4
2002                                                 1,161.3
Thereafter                                           4,313.0
------------------------------------------------------------
Total                                              $14,849.0
============================================================

On August 15, 1997, the company redeemed at par of $100 million, plus accrued and unpaid dividends, all outstanding shares of the 7.25 percent term cumulative preferred Series 1992-A of Household Finance Corporation.

-------------------------------------------------------------------------------
8. DERIVATIVE FINANCIAL INSTRUMENTS AND OTHER FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

In the normal course of business and in connection with its asset/liability management program, the company enters into various transactions involving derivative and other off-balance sheet financial instruments. These instruments primarily are used to manage the company's exposure to fluctuations in interest rates and foreign exchange rates. The company does not serve as a financial intermediary to make markets in any derivative financial instruments. For further information on the company's strategies for managing interest rate and foreign exchange rate risk, see Risk Management on page 31.

  The financial instruments used by the company include interest rate contracts and foreign exchange rate contracts and have varying degrees of credit risk and/or market risk.

CREDIT RISK Credit risk is the possibility that a loss may occur because the counterparty to a transaction fails to perform according to the terms of the contract. The company's exposure to credit loss related to interest rate swaps, cap and floor transactions, forward and futures contracts and options is the amount of uncollected interest or premium related to these instruments. These interest rate related instruments are generally expressed in terms of notional principal or contract amounts which are much larger than the amounts potentially at risk for nonpayment by counterparties. The company controls the credit risk of its off-balance sheet financial instruments through established credit approvals, risk control limits and ongoing monitoring procedures. The company has

                                 Household International, Inc. and Subsidiaries
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements (Continued)

never experienced nonperformance by any derivative instrument counterparty.

MARKET RISK Market risk is the possibility that a change in interest rates or foreign exchange rates will cause a financial instrument to decrease in value or become more costly to settle. The company mitigates this risk by establishing limits for positions and other controls.

INTEREST RATE AND FOREIGN EXCHANGE CONTRACTS The following table summarizes the activity in interest rate and foreign exchange contracts for 1997, 1996 and 1995:

HEDGING/SYNTHETIC ALTERATION INSTRUMENTS
-------------------------------------------------------------------------------

                                                                        Exchange Traded
---------------------------------------------------------------------------------------
                                             Interest Rate
                                         Futures Contracts                      Options
                               ---------------------------      -----------------------
In millions.                   Purchased              Sold      Purchased       Written
---------------------------------------------------------------------------------------
1995
Notional amount, 1994                 --         $   (96.0)             --           --
New contracts                  $ 2,003.0          (2,100.0)        $ 300.0      $(300.0)
Matured or expired
   contracts                          --             293.0              --           --
Terminated contracts                  --                --              --           --
In-substance maturities(1)      (1,653.0)          1,653.0          (300.0)       300.0
---------------------------------------------------------------------------------------
NOTIONAL AMOUNT, 1995          $   350.0         $  (250.0)             --           --
=======================================================================================
Fair value, 1995(2)            $      .1                --              --           --
---------------------------------------------------------------------------------------
1996
Notional amount, 1995          $   350.0         $  (250.0)             --           --
New contracts                    6,611.9          (4,202.9)        $ 440.0      $(440.0)
Matured or expired
   contracts                    (1,471.0)            300.0              --           --
Terminated contracts                  --                --              --           --
In-substance maturities(1)      (4,152.9)          4,152.9          (440.0)       440.0
---------------------------------------------------------------------------------------
NOTIONAL AMOUNT, 1996          $ 1,338.0                --              --           --
---------------------------------------------------------------------------------------
Fair value, 1996(2)                   --                --              --           --
---------------------------------------------------------------------------------------
1997
Notional amount, 1996          $ 1,338.0                --              --           --
New contracts                    8,584.0         $(7,350.0)             --           --
Matured or expired
   contracts                    (2,020.0)            120.0              --           --
Terminated contracts                  --                --              --           --
In-substance maturities(1)      (7,030.0)          7,030.0              --           --
---------------------------------------------------------------------------------------
NOTIONAL AMOUNT, 1997          $   872.0         $  (200.0)             --           --
---------------------------------------------------------------------------------------
Fair value, 1997(2)                   --                --              --           --
---------------------------------------------------------------------------------------

                                                                                                                Non-Exchange Traded
-----------------------------------------------------------------------------------------------------------------------------------
                                                                    Foreign Exchange                Interest Rate
                                                                      Rate Contracts             Forward Contracts      Other Risk
                                 Interest    Currency       ------------------------      -------------------------     Management
In millions.                   Rate Swaps       Swaps       Purchased           Sold       Purchased          Sold     Instruments
-----------------------------------------------------------------------------------------------------------------------------------
1995
Notional amount, 1994          $17,833.0      $  998.8      $    72.7     $  (770.8)      $   936.1       $  (140.8)     $  613.9
New contracts                  $ 1,424.5         152.6        3,887.3      (4,036.7)        1,860.2          (173.7)        180.4
Matured or expired
   contracts                    (6,156.5)       (179.0)         (36.7)         40.9        (1,840.4)          167.9        (351.4)
Terminated contracts            (4,983.7)           --         (545.0)        553.1          (255.9)           53.5           --
In-substance maturities(1)            --            --       (3,345.3)      3,477.1             --             --             --
---------------------------------------------------------------------------------------------------------------------------------
NOTIONAL AMOUNT, 1995          $ 8,117.3       $ 972.4       $   33.0     $  (736.4)      $   700.0       $   (93.1)     $  442.9
=================================================================================================================================
Fair value, 1995(2)            $   148.3       $  63.5       $     .2     $     1.2       $    (1.0)            --       $    2.2
---------------------------------------------------------------------------------------------------------------------------------
1996
Notional amount, 1995          $ 8,117.3      $  972.4       $   33.0     $  (736.4)      $   700.0       $   (93.1)     $  442.9
New contracts                    4,807.1       1,268.5        5,073.9      (5,058.0)        3,641.8        (1,036.0)      2,242.2
Matured or expired
   contracts                    (2,456.4)       (117.0)         (18.9)         20.9        (2,609.9)          859.9          (8.9)
Terminated contracts            (1,690.5)           --         (391.6)        391.6             --              --            --
In-substance maturities(1)            --            --       (4,692.7)      4,692.7             --              --            --
---------------------------------------------------------------------------------------------------------------------------------
NOTIONAL AMOUNT, 1996          $ 8,777.5       $2,123.9      $    3.7     $  (689.2)      $ 1,731.9       $  (269.2)     $2,676.2
---------------------------------------------------------------------------------------------------------------------------------
Fair value, 1996(2)            $    62.5       $ (153.9)     $    (.1)    $   (37.3)      $    (1.2)      $      .2      $   24.6
---------------------------------------------------------------------------------------------------------------------------------
1997
Notional amount, 1996          $ 8,777.5       $2,123.9      $    3.7     $  (689.2)      $ 1,731.9       $  (269.2)     $2,676.2
New contracts                    3,404.6          892.3       3,372.0      (3,604.5)        6,055.8        (1,326.3)        372.4
Matured or expired
   contracts                    (2,397.3)        (397.3)         (9.7)        111.4        (4,477.7)        1,489.5        (495.9)
Terminated contracts            (1,175.9)        (205.4)        (95.6)         95.6             --              --          (85.3)
In-substance maturities(1)            --             --      (3,242.2)      3,242.2             --              --            --
---------------------------------------------------------------------------------------------------------------------------------
NOTIONAL AMOUNT, 1997          $ 8,608.9       $2,413.5      $   28.2     $  (844.5)      $ 3,310.0       $  (106.0)     $2,467.4
---------------------------------------------------------------------------------------------------------------------------------
Fair value, 1997(2)            $   148.7       $ (140.5)     $     .1     $     6.1       $     1.7             --       $   11.3
---------------------------------------------------------------------------------------------------------------------------------

(1) Represent contracts terminated as the market execution technique of closing the transaction either (a) just prior to maturity to avoid delivery of the underlying instrument, or (b) at the maturity of the underlying items being hedged.

(2) (Bracketed) unbracketed amounts represent amounts to be (paid) received by the company had these positions been closed out at the respective balance sheet date. Bracketed amounts do not necessarily represent risk of loss for hedging instruments, as the fair value of the hedging instrument and the items being hedged must be evaluated together. See Note 12, "Fair Value of Financial Instruments" for further discussion of the relationship between the fair value of the company's assets, liabilities and off-balance sheet financial instruments.

Interest rate swaps are contractual agreements between two counterparties for the exchange of periodic interest payments generally based on a notional principal amount and agreed-upon fixed or floating rates. The company primarily enters into interest rate swap transactions to synthetically alter balance sheet items. These transactions are specifically designated to a particular asset/liability, off-balance sheet item or anticipated transaction of a similar characteristic. Specific assets or liabilities may consist of groups of individually small dollar homogeneous assets or liabilities of similar economic characteristics. Credit and market risk exists with respect to these instruments. The following table reflects the items so altered at December 31, 1997:

                                 Household International, Inc. and Subsidiaries
-------------------------------------------------------------------------------

In millions.
------------------------------------------------------------
Investment securities                               $   70.7
Receivables:
   Home equity                                         775.0
   MasterCard/Visa                                     550.0
   Private label                                        20.3
   Other unsecured                                      19.3
------------------------------------------------------------
Total owned receivables                              1,364.6
Deposits                                               150.0
Commercial paper, bank and
   other borrowings                                  2,163.7
Senior and senior subordinated debt                  4,826.5
Receivables serviced with limited recourse              33.4
------------------------------------------------------------
Total items synthetically altered
   with interest rate swaps                         $8,608.9
============================================================

Note: In all instances, the notional amount is not greater than the carrying value of the related asset/liability or off-balance sheet item.

The company manages its exposure to interest rate risk primarily through the use of interest rate swaps. These swaps synthetically alter the interest rate risk inherent in balance sheet assets, liabilities or off-balance sheet items. The majority of the company's interest rate swaps are used to convert floating rate assets to fixed rate, fixed rate debt to floating rate, floating rate assets or debt from one floating rate index to another, fixed rate assets to a floating rate, or floating rate debt to fixed rate. Interest rate swaps also are used to synthetically alter interest rate characteristics on certain receivables that are sold and serviced with limited recourse. These off-balance sheet items expose the company to the same interest rate risk as on-balance sheet items. Interest rate swaps are used to synthetically alter the interest rate provisions of the securitization transaction whereby the underlying receivables pay a fixed (floating) rate and the pass-through rate to the investor is floating (fixed).

The company also has entered into currency swaps to convert both principal and interest payments on debt issued from one currency to the appropriate functional currency.

  The following table summarizes the maturities and related weighted average receive/pay rates of interest rate swaps outstanding at December 31, 1997:

All dollar amounts are stated in millions.     1998      1999       2000       2001      2002      2003     Thereafter      Total
-----------------------------------------------------------------------------------------------------------------------------------
PAY A FIXED RATE/RECEIVE A FLOATING RATE
   Notional value                           $  602.5    $  699.0    $416.4    $ 41.1       --        --          --       $1,759.0
   Weighted average
      receive rate                              5.80%       6.06%     7.06%     7.34%      --        --          --           6.24%
   Weighted average
      pay rate                                  6.39        6.85      7.05      7.69       --        --          --           6.76
-----------------------------------------------------------------------------------------------------------------------------------
PAY A FLOATING RATE/RECEIVE A FIXED RATE
   Notional value                           $  667.9    $  280.8    $375.6    $856.8   $287.9    $430.0    $1,827.9        $4,726.9
   Weighted average
      receive rate                              6.72%       6.85%      6.47%    6.59%    6.41%     6.68%       6.95%           6.75%
   Weighted average
       pay rate                                 5.92        5.35       5.47     5.69     5.74      5.93        5.91            5.79
-----------------------------------------------------------------------------------------------------------------------------------
PAY A FLOATING RATE/RECEIVE A DIFFERENT
  FLOATING RATE
   Notional value                           $  575.0    $1,338.0     $200.0       --   $ 10.0        --          --        $2,123.0
   Weighted average
      receive rate                              5.72%       6.05%      5.82%      --     6.50%       --          --            5.94%
   Weighted average
      pay rate                                  5.89        5.97       5.90       --     5.81        --          --            5.94
-----------------------------------------------------------------------------------------------------------------------------------
Total notional value                        $1,845.4    $2,317.8     $992.0   $897.9   $297.9    $430.0    $1,827.9        $8,608.9
===================================================================================================================================
TOTAL WEIGHTED AVERAGE RATES ON SWAPS
Receive rate                                    6.11%       6.15%      6.59%    6.62%   6.41%      6.68%       6.95%           6.45%
-----------------------------------------------------------------------------------------------------------------------------------
Pay rate                                        6.06        6.16       6.22     5.78    5.74       5.93        5.91            6.03
-----------------------------------------------------------------------------------------------------------------------------------

                                  Household International, Inc. and Subsidiaries
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements (Continued)


The floating rates paid or received by the company are based on spot rates from independent market sources for the index contained in each interest rate swap contract, which generally are based on either 1-, 3- or 6-month LIBOR. These current floating rates are different than the floating rates in effect when the contracts were initiated. Changes in spot rates impact the variable rate information disclosed above. However, these changes in spot rates also impact the interest rate on the underlying assets or liabilities. Hedging/synthetic alteration instruments are used by the company to manage the volatility of net interest margin resulting from changes in interest rates on the underlying hedged/synthetically altered items. Owned net interest margin would have declined by 13 and 18 basis points in 1997 and 1996, respectively, had these instruments not been utilized. These instruments did not impact owned net interest margin in 1995.

     Forwards and futures are agreements between two parties, committing one to sell and the other to buy a specific quantity of an instrument on some future date. The parties agree to buy or sell at a specified price in the future, and their profit or loss is determined by the difference between the arranged price and the level of the spot price when the contract is settled. The company has both interest rate and foreign exchange rate forward contracts and interest rate futures contracts. Foreign exchange contracts are utilized by the company to reduce its exposure to foreign currency exchange risk. Interest rate forward and futures contracts are used to hedge resets of interest rates on the company's floating rate assets and liabilities. The company's exposure to credit risk for futures is limited, as these contracts are traded on organized exchanges. Each day, changes in contract values are settled in cash. In contrast, forward contracts have credit risk relating to the performance of the counterparty. These instruments also are subject to market risk. Cash requirements for forward contracts include the receipt or payment of cash upon the sale or purchase of the instrument.

     Purchased options grant the purchaser the right, but not the obligation, to either purchase or sell a financial instrument at a specified price within a specified period. The seller of the option has written a contract which creates an obligation to either sell or purchase the financial instrument at the agreed-upon price if, and when, the purchaser exercises the option.

     Other risk management instruments consist of caps and floors. Caps and floors written expose the company to market risk but not to credit risk. Market risk associated with caps and floors purchased is limited to the premium paid which is recorded on the balance sheets in other assets.

     Deferred gains of $41.8 and $45.8 million and deferred losses of $4.1 and $13.0 million from hedging/synthetic alteration instruments were recorded on the balance sheets at December 31, 1997 and 1996, respectively. The weighted average amortization period associated with the deferred gains was 5.1 and 6.6 years at December 31, 1997 and 1996, respectively. The weighted average amortization period for the deferred losses was 1.3 and 1.5 years at December 31, 1997 and 1996, respectively.

     At December 31, 1997 and 1996, the accrued interest, unamortized premium and other assets recorded for agreements which would be written off should all related counterparties fail to meet the terms of their contracts was $64.6 and $52.8 million, respectively.



CONCENTRATIONS OF CREDIT RISK A concentration of credit risk is defined as a significant credit exposure with an individual or group engaged in similar activities or affected similarly by economic conditions. Because the company primarily lends to consumers, it does not have receivables from any industry group that equal or exceed 10 percent of total managed receivables at December 31, 1997 and 1996. The company lends nationwide, with the following geographic areas comprising more than 10 percent of total managed domestic receivables at December 31, 1997: California -19 percent; Midwest (IL, IN, IA, KS, MI, MN, MO, NE, ND, OH, SD, WI) -24 percent; Middle Atlantic (DE, DC, MD, NJ, PA, VA, WV) -14 percent; Northeast (CT, ME, MA, NH, NY, RI, VT) -12 percent; and Southeast (AL, FL, GA, KY, MS, NC, SC, TN) -16 percent.



--------------------------------------------------------------------------------
9. COMPANY OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUSTS


In June 1996 Household Capital Trust II ("HCT II"), a wholly-owned subsidiary of the company, issued 4 million 8.70 percent Trust Preferred Securities ("preferred securities") at $25 per preferred security. The sole asset of HCT II is $103.1 million of 8.70 percent Junior Subordinated Deferrable Interest Notes issued by the company. The junior subordinated notes held by HCT II mature on June 30, 2036 and are redeemable by the company in whole or in part beginning on June 30, 2001, at which time the HCT II preferred securities are callable.
Net proceeds from the issuance of preferred securities were used for general corporate purposes.

     In June 1995 Household Capital Trust I ("HCT I"), a wholly-owned subsidiary of the company, issued 3 million 8.25 percent preferred securities at $25 per preferred security. The sole asset of HCT I is $77.3 million of 8.25 percent Junior Subordinated Deferrable Interest Notes issued by the company. The junior subordinated notes held by HCT I mature on June 30, 2025 and are redeemable by the company in whole or in part beginning

--------------------------------------------------------------------------------
on June 30, 2000, at which time the HCT I preferred securities are callable.
HCT I may elect to extend the maturity of the preferred securities to June 30, 2044.


     The obligations of the company with respect to the junior subordinated notes, when considered together with certain undertakings of the company with respect to HCT I and HCT II, constitute full and unconditional guarantees by the company of HCT I's and HCT II's obligations under the respective preferred securities. The preferred securities are classified in the company's balance sheets as company obligated mandatorily redeemable preferred securities of subsidiary trusts (representing the minority interest in the trusts) at their face and redemption amount of $175 million at December 31, 1997 and 1996. The preferred securities have a liquidation value of $25 per preferred security. Dividends on the preferred securities are cumulative, payable quarterly in arrears and are deferrable at the company's option for up to five years from date of issuance. The company cannot pay dividends on its preferred and common stocks during such deferments. Dividends on the preferred securities have been classified as interest expense in the statements of income.


--------------------------------------------------------------------------------
10. PREFERRED STOCK

All dollar amounts are stated in millions.
At December 31                                                               1997        1996
-----------------------------------------------------------------------------------------------
7.35% Preferred Stock, Series 1993-A, 4,000,000 depositary shares(1)        $100.0      $100.0
8.25% Preferred Stock, Series 1992-A, 2,000,000 depositary shares(1)          50.0        50.0
9.50% Preferred Stock, Series 1991-A, 5,500,000 depositary shares(2)            --        55.0
-----------------------------------------------------------------------------------------------
Total preferred stock                                                       $150.0      $205.0
===============================================================================================


(1)  Depositary share represents 1/40 share of preferred stock.
(2)  Depositary share represents 1/10 share of preferred stock.


Dividends on the 7.35 percent preferred stock, Series 1993-A, are cumulative and payable quarterly. The company may, at its option, redeem in whole or in part the 7.35 percent preferred stock, Series 1993-A, on any date after October 15, 1998 for $25 per depositary share plus accrued and unpaid dividends. This stock has a liquidation value of $1,000 per share.

     Dividends on the 8.25 percent preferred stock, Series 1992-A, are cumulative and payable quarterly. The company may, at its option, redeem in whole or in part the 8.25 percent preferred stock, Series 1992-A, on any date after October 15, 2002 for $25 per depositary share plus accrued and unpaid dividends. This stock has a liquidation value of $1,000 per share.

     Holders of all issues of preferred stock are entitled to payment before any capital distribution is made to common shareholders. The preferred shares are nonvoting except that holders will be entitled to vote as a separate class to elect two directors if the equivalent of six or more quarterly dividends shall be in arrears, until the dividends in arrears are paid in full.

     On January 23, 1997, the company redeemed, at par, all outstanding shares of its 9.50 percent $55 million preferred stock, Series 1991-A, for $10 per depositary share, plus accrued and unpaid dividends.

     The company's Board of Directors has adopted a resolution creating an Offering Committee of the Board with the power to authorize the issuance and sale of one or more series of preferred stock. The Offering Committee has the authority to determine the particular designations, powers, preferences and relative, participating, optional or other special rights (other than voting rights which shall be fixed by the Board of Directors) and qualifications, limitations or restrictions of such issuance. At December 31, 1997, up to 4.3 million shares of preferred stock were authorized for issuance.


--------------------------------------------------------------------------------
11. JUNIOR PREFERRED SHARE PURCHASE RIGHTS


In 1996, the company issued one preferred share purchase right (a "Right") for each outstanding share of common stock of the company. Under certain conditions, each Right may be exercised to purchase one thousandth of a share of a new series of junior participating preferred stock at an exercise price of $300, subject to adjustment. The Rights may be exercised only after the earlier of:
(a) a public announcement that a party or an associated group acquired 15 percent or more of the company's common stock and (b) ten business days (or later date as determined by the Board of Directors of the company) after a party or an associated group initiates or announces its intention to make an offer to acquire 15 percent or more of the company's common stock. The Rights, which cannot vote or receive dividends, expire on July 31, 2006 and may be redeemed by the company at a price of $.01 per Right at any time prior to expiration or acquisition of 15 percent of the company's common stock.

                                  Household International, Inc. and Subsidiaries
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements (Continued)

--------------------------------------------------------------------------------
12. FAIR VALUE OF FINANCIAL INSTRUMENTS


The company has estimated the fair value of its financial instruments in accordance with Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" ("FAS No. 107"). Fair value estimates, methods and assumptions set forth below for the company's financial instruments are made solely to comply with the requirements of FAS No. 107 and should be read in conjunction with the financial statements and notes in this Annual Report.

     For a significant portion of the company's financial instruments, fair values for items lacking a quoted market price were estimated by discounting estimated future cash flows at estimated current market discount rates. Assumptions used to estimate future cash flows are consistent with management's assessments regarding ultimate collectibility of assets and related interest and with estimates of product lives and repricing characteristics used in the company's asset/liability management process. All assumptions are based on historical experience adjusted for future expectations. Assumptions used to determine fair values for financial instruments for which no active market exists are inherently judgmental, and changes in these assumptions could significantly affect fair value calculations.

     As required under generally accepted accounting principles, a number of other assets recorded on the balance sheets (such as acquired credit card relationships) and other intangible assets not recorded on the balance sheets (such as the value of consumer lending relationships for originated receivables and the franchise values of the company's business units) are not considered financial instruments and, accordingly, are not valued for purposes of this disclosure. The company believes there is substantial value associated with these assets based on current market conditions and historical experience. Accordingly, the estimated fair value of financial instruments, as disclosed, does not fully represent the entire value, nor the changes in the entire value, of the company.

     The following is a summary of the carrying value and estimated fair value of the company's financial instruments:

                                                                           1997                                        1996
                                           -------------------------------------    ----------------------------------------
In millions.                               Carrying      Estimated                   Carrying        Estimated
At December 31                                Value     Fair Value   Difference         Value       Fair Value   Difference
----------------------------------------------------------------------------------------------------------------------------
Cash                                       $    280       $    280           --      $    239         $    239           --
Investment securities                         2,286          2,286           --         2,282            2,282           --
Receivables                                  23,863         23,981       $  118        24,245           24,630        $ 385
----------------------------------------------------------------------------------------------------------------------------
Subtotal                                     26,429         26,547          118        26,766           27,151          385
----------------------------------------------------------------------------------------------------------------------------
Deposits                                     (1,789)        (1,796)          (7)       (2,365)          (2,381)         (16)
Commercial paper, bank
   and other borrowings                      (6,081)        (6,081)          --        (6,428)          (6,428)          --
Senior and senior
   subordinated debt                        (14,849)       (15,092)        (243)      (14,802)         (15,022)        (220)
Insurance reserves                           (1,257)        (1,486)        (229)       (1,205)          (1,422)        (217)
----------------------------------------------------------------------------------------------------------------------------
Subtotal                                    (23,976)       (24,455)        (479)      (24,800)         (25,253)        (453)
----------------------------------------------------------------------------------------------------------------------------
Interest rate and foreign
   exchange contracts                            40             27          (13)           37             (105)        (142)
Commitments to extend
   credit and guarantees                         --             50           50            --               40           40
----------------------------------------------------------------------------------------------------------------------------
Subtotal                                         40             77           37            37              (65)        (102)
----------------------------------------------------------------------------------------------------------------------------
Total                                      $  2,493       $  2,169       $ (324)     $  2,003         $  1,833        $(170)
============================================================================================================================

--------------------------------------------------------------------------------

The following methods and assumptions were used to estimate the fair value of the company's financial instruments:

     Cash: The carrying value approximates fair value for this instrument due to its liquid nature.

     Investment securities: Investment securities are classified as available-for-sale and are carried at fair value on the balance sheets.

     Receivables: The fair value of adjustable rate consumer receivables was determined to approximate existing carrying value because interest rates on these receivables adjust with changing market interest rates. The fair value of fixed rate consumer receivables was estimated by discounting future expected cash flows at interest rates approximating those offered by the company on such products at the respective valuation dates. This approach to estimating fair value for fixed rate receivables results in a disclosed fair value that is less than amounts the company believes could be currently realizable on a sale of these receivables. These receivables are relatively insensitive to changes in overall market interest rates and, therefore, have additional value compared to alternative uses of funds. The fair value of commercial receivables was determined by discounting estimated future cash flows at estimated market interest rates.

     The fair value of consumer receivables also included an estimate, on a present value basis, of cash flows associated with securitizations of certain home equity, auto finance, MasterCard and Visa, private label and other unsecured receivables.

     Deposits: The fair value of the company's savings and demand accounts equaled the carrying amount as stipulated in FAS No. 107. The fair value of fixed rate time certificates was estimated by discounting future expected cash flows at interest rates offered by the company on such products at the respective valuation dates.

     Commercial paper, bank and other borrowings: The fair value of these instruments was determined to approximate existing carrying value because interest rates on these instruments adjust with changes in market interest rates due to their short-term maturity or repricing characteristics.

     Senior and senior subordinated debt: The estimated fair value of these instruments was computed by discounting future expected cash flows at interest rates offered for similar types of debt instruments.

     Insurance reserves: The fair value of insurance reserves for periodic payment annuities was estimated by discounting future expected cash flows at estimated market interest rates at December 31, 1997 and 1996. The fair value of other insurance reserves is not required to be determined in accordance with FAS No. 107.

     Interest rate and foreign exchange contracts: Where practical, quoted market prices were used to determine fair value of these instruments. For non-exchange traded contracts, fair value was determined through the use of accepted and established valuation methods (including input from independent third parties) which consider the terms of the contracts and market expectations on the valuation date for forward interest rates (for interest rate contracts) or forward foreign currency exchange rates (for foreign exchange contracts). See
Note 8, "Derivative Financial Instruments and Other Financial Instruments with Off-Balance Sheet Risk," for a discussion of the nature of these items.

     Commitments to extend credit and guarantees: These commitments were valued by considering the company's relationship with the counterparty, the creditworthiness of the counterparty and the difference between committed and current interest rates.


--------------------------------------------------------------------------------
13. LEASES


The company leases certain offices, buildings and equipment for periods of up to 23 years with various renewal options. The office space leases generally require the company to pay certain operating expenses. The majority of the company's leases are noncancelable operating leases. Net rental expense under operating leases was $54.5, $50.6 and $55.4 million for 1997, 1996 and 1995, respectively.

     Future net minimum lease commitments under noncancelable operating lease arrangements were:


In millions.
At December 31, 1997
---------------------------------------------
1998                                  $ 53.2
1999                                    41.2
2000                                    30.9
2001                                    22.6
2002                                    17.9
Thereafter                             121.1
---------------------------------------------
Net minimum lease commitments         $286.9
=============================================

                                  Household International, Inc. and Subsidiaries
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements (Continued)

--------------------------------------------------------------------------------
14. INCENTIVE COMPENSATION AND STOCK OPTION PLANS


The company's executive compensation plans provide for issuance of nonqualified stock options and restricted stock rights (RSRs). At December 31, 1997, of the total shares authorized, 3,587,401 shares were available for issuance to employees and directors pursuant to the terms of the plans. Stock options permit the holder to purchase, under certain limitations, the company's common stock at a price not less than 100 percent of the market value of the stock on the date the option is granted. Employee stock options vest equally over four years and expire 10 years from the date of grant.

     Beginning in 1997, non-employee directors annually receive an option to purchase 2,500 shares of the company's common stock at the stock's fair market value the day the option is granted. The first option grant was made in November 1997. Prior to this, directors received an annual grant of 2,500 options each May ending with the May 1997 grant. Director options have a term of ten years and one day, fully vest six months from the date granted and once vested, are exercisable at any time during the option term.

     Common stock data for the stock option plans is summarized as follows:

                                                                 1997                         1996                        1995
                                            --------------------------    --------------------------   ----------------------------
                                                             Price per                     Price Per                    Price Per
                                                Shares         Share        Shares           Share       Shares           Share
-----------------------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of year             3,904,453        $ 44.03     3,955,240         $35.85     3,600,916        $28.39
Granted                                        688,389         115.71       513,500          91.17     1,439,600         47.99
Exercised                                     (563,715)         31.06      (463,212)         27.13      (812,576)        25.04
Expired or canceled                           (135,350)         70.21      (101,075)         40.81      (272,700)        33.60
-----------------------------------------------------------------------------------------------------------------------------------
Outstanding at the end of year               3,893,777        $ 57.09     3,904,453         $44.03     3,955,240        $35.85
===================================================================================================================================
Exercisable at end of year                   2,270,970        $ 38.95     2,115,672         $32.17     1,596,135        $26.57
-----------------------------------------------------------------------------------------------------------------------------------
Weighted average fair value
   of options granted                                         $ 33.54                       $31.50                      $16.44
-----------------------------------------------------------------------------------------------------------------------------------


The following table summarizes information about stock options outstanding at December 31, 1997:




                                                                  Options Outstanding                         Options Exercisable
                          -----------------------------------------------------------    -----------------------------------------
                                Number                                                       Number
Range of                  Outstanding at         Weighted Average    Weighted Average     Outstanding at        Weighted Average
Exercise Prices             December 31, 1997      Remaining Life     Exercise Price       December 31, 1997    Exercise Price
----------------------------------------------------------------------------------------------------------------------------------
$17.69-$47.44                2,328,877               5.6 years            $33.75             1,900,645               $32.53
$50.75-$117.19               1,564,900               9.0 years            $91.84               370,325               $71.97
----------------------------------------------------------------------------------------------------------------------------------


RSRs entitle an employee to receive a stated number of shares of the company's common stock if the employee satisfies the conditions set by the Compensation Committee for the award. At December 31, 1997 and 1996, employees had outstanding RSRs representing 410,575 and 250,725 shares, respectively.

     The company also maintains an Employee Stock Purchase Plan (the "ESPP"). The ESPP provides a means for employees to purchase shares of the company's common stock at 85% of the lesser of its market price at the beginning or end of a one year subscription period. In 1997 and 1996, the company sold 119,002 and 134,876 shares, respectively, to employees under the ESPP.

     The company accounts for options and shares issued under the ESPP in accordance with APB 25, pursuant to which no compensation cost has been recognized. Had compensation cost been determined consistent with FAS No. 123, the company's net income and earnings per share, on a pro forma basis, would have been as follows:

                                                                         1997                  1996                  1995
In millions, except per share data.                       -------------------  --------------------  --------------------
Year ended December 31                                    Diluted       Basic   Diluted      Basic    Diluted     Basic
-------------------------------------------------------------------------------------------------------------------------
Earnings available to common shareholders:
   As Reported                                              $674.8      $674.8    $521.9     $521.9     $426.8    $426.8
   Pro Forma                                                 666.9       666.9     517.3      517.3      424.3     424.3
Earnings per share:
   As Reported                                              $ 6.50      $ 6.59    $ 5.31     $ 5.37     $ 4.31    $ 4.38
   Pro Forma                                                  6.43        6.51      5.27       5.33       4.28      4.35
-------------------------------------------------------------------------------------------------------------------------

The compensation expense recognized in pro forma net income for 1997, 1996 and 1995 may not be representative of the effects on pro forma net income for future years.

     The fair value of each option granted was estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for 1997, 1996 and 1995 grants:

--------------------------------------------------------------------------------
                                             1997           1996      1995
--------------------------------------------------------------------------------
   Risk free interest rate                  5.86%          6.03%     6.77%
   Expected dividend yield                  1.45           1.55      1.59
   Expected life                            5 years        5 years   5 years
   Expected volatility                      23.9%          28.2%     27.8%
--------------------------------------------------------------------------------


The Black-Scholes model uses different assumptions that can significantly effect the fair value of the options. As a result, the derived fair value estimates cannot be substantiated by comparison to independent markets.

--------------------------------------------------------------------------------

15.  EMPLOYEE BENEFIT PLANS

The company has several defined benefit pension plans covering substantially all of its employees. Plan benefits are based primarily on years of service. Plan assets primarily consist of common and preferred stocks including those of foreign issuers and corporate and government obligations. At December 31, 1997, plan assets included an investment in 1,258,807 shares of the company's common stock with a fair value of $160.7 million. Dividends declared on these shares in 1997 totaled approximately $2 million.

     Pension income for defined benefit plans, primarily due to the overfunded status of the domestic plan, included the following components:

In millions.
Year ended December 31                                              1997           1996         1995
-----------------------------------------------------------------------------------------------------
Service cost - benefits earned during the period                    $(15.6)        $(15.1)    $(16.8)
Interest cost on projected benefit obligation                        (30.8)         (31.0)     (32.5)
Actual return on assets                                               85.1           99.8      116.4
Net amortization and deferral                                         (7.4)         (26.9)     (40.7)
-----------------------------------------------------------------------------------------------------
Pension income                                                      $ 31.3         $ 26.8     $ 26.4
=====================================================================================================

The funded status of defined benefit pension plans was as follows:




In millions.
At December 31                                                                1997           1996
----------------------------------------------------------------------------------------------------
Actuarial present value of:
  Vested benefits obligation                                                  $351.0         $347.7
  Nonvested benefits obligation                                                 52.2           44.9
----------------------------------------------------------------------------------------------------
Accumulated benefit obligation                                                 403.2          392.6
Effects of anticipated future compensation levels                               30.7           27.9
----------------------------------------------------------------------------------------------------
Projected benefit obligation                                                   433.9          420.5
Plan assets at fair value                                                      747.8          704.7
----------------------------------------------------------------------------------------------------
Plan assets in excess of projected benefit obligation                         $313.9         $284.2
====================================================================================================

The projected benefit obligation of the foreign benefit plans totaled $51.3 and $45.8 million at December 31, 1997 and 1996, respectively. Plan assets in excess of the projected benefit obligation for these plans totaled $4.0 and $5.6 million at December 31, 1997 and 1996, respectively.


     The 1997 and 1996 projected benefit obligations for the domestic defined benefit plan were determined using an assumed weighted average discount rate of
7.50 percent and an assumed compensation increase of 4.0 percent. The assumed weighted average long-term rate of return on plan assets was 10.0 percent in 1997, 1996 and 1995.

     The excess of plan assets over the projected benefit obligation included the following components:



In millions.
At December 31                                                                1997         1996
------------------------------------------------------------------------------------------------
Unamortized prior service cost                                             $  (1.9)     $  (2.6)
Net unrecognized loss from past experience different
  from assumed and effects of changes in assumptions                         (31.2)       (41.8)
Unamortized assets                                                            13.8         27.2
Prepaid pension cost                                                         333.2        301.4
------------------------------------------------------------------------------------------------
Plan assets in excess of projected benefit obligation                       $313.9      $ 284.2
================================================================================================

                                  Household International, Inc. and Subsidiaries
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements (Continued)


The straight-line method of amortization is used for prior service costs and unrecognized gains and losses.

     The company also sponsors a defined contribution plan where each participant's contribution is matched by the company up to a maximum of 6 percent of the participant's compensation. For 1997, 1996 and 1995 these costs totaled $18.5, $17.3 and $17.2 million, respectively.

     The company has several plans which provide medical, dental and life insurance benefits to retirees and eligible dependents. The plans are funded on a pay-as-you-go basis and cover substantially all employees who meet certain age and vested service requirements. The company has instituted dollar limits on its payments under the plans to control the cost of future medical benefits.

     The company recognizes the expected postretirement costs on an accrual basis, similar to pension accounting. The expected cost of postretirement benefits is required to be recognized over the employees' years of service with the company instead of the period in which the benefits are paid. The company is recognizing the transition obligation over a period of 20 years. The transition obligation represents the unfunded and unrecognized accumulated postretirement benefit obligation.

     The net postretirement benefit cost included the following:


In millions.
Year ended December 31                                                       1997        1996       1995
-----------------------------------------------------------------------------------------------------------
Service cost-benefits earned during the period                              $ (2.8)     $ (2.8)    $ (3.1)
Interest cost on accumulated postretirement benefit obligation                (7.9)       (7.4)     (10.5)
Net amortization and deferral                                                 (3.6)       (3.3)      (5.5)
-----------------------------------------------------------------------------------------------------------
Net periodic postretirement benefit cost                                    $(14.3)     $(13.5)    $(19.1)
===========================================================================================================

The cost of plans which cover retirees and eligible dependents outside of the United States is not significant to the company.

     The actuarial and recorded liabilities for postretirement benefit plans, none of which have been funded, were:


In millions.
At December 31                                                                    1997           1996
------------------------------------------------------------------------------------------------------
Actuarial present value of postretirement benefit obligation for:
    Retirees                                                                     $ 75.6        $  68.0
    Fully eligible active participants                                              8.6            9.6
    Other active participants                                                      27.5           27.3
------------------------------------------------------------------------------------------------------
Accumulated postretirement benefit obligation                                     111.7          104.9
Net unrecognized gain from past experience different from
    assumed and effects of changes in assumptions                                  45.6           49.2
Unamortized liability                                                             (94.3)        (100.6)
------------------------------------------------------------------------------------------------------
Accrued postretirement benefit obligation                                        $ 63.0        $  53.5
======================================================================================================


The December 31, 1997 and 1996 accumulated postretirement benefit obligation was determined using an assumed weighted average discount rate of 7.50 percent and an assumed annual compensation increase of 4.0 percent. A 10.0 and 11.0 percent annual rate of increase in the gross cost of covered health care benefits was assumed for 1998 and 1997, respectively. This rate of increase is assumed to decline by 1 percent in each year after 1998.


     The health care cost trend rate assumption has an effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rate by 1 percent would have increased the 1997 and 1996 net periodic postretirement benefit cost by $.6 and $.8 million, respectively, and the accumulated postretirement benefit obligation at December 31, 1997 and 1996 by $6.1 and $7.5 million, respectively.

--------------------------------------------------------------------------------
16. INCOME TAXES

Total income taxes were allocated as follows:




In millions.
Year ended December 31                                                                    1997         1996        1995
------------------------------------------------------------------------------------------------------------------------
Provision for income taxes related to operations                                         $342.6       $283.7      $300.5
Income taxes related to adjustments included in common shareholders' equity:
   Unrealized gain (loss) on investments, net                                               8.4        (55.2)      105.8
   Foreign currency translation adjustments                                                11.6        (18.6)       (3.8)
   Exercise of stock options                                                              (15.4)        (6.8)       (6.8)
------------------------------------------------------------------------------------------------------------------------
Total                                                                                    $347.2       $203.1      $395.7
========================================================================================================================


Provisions for income taxes related to operations were:


In millions.
Year ended December 31                   1997           1996           1995
-----------------------------------------------------------------------------
CURRENT
United States                            $152.6         $328.4         $270.4
Foreign                                    42.6           38.9           32.6
-----------------------------------------------------------------------------
Total current                             195.2          367.3          303.0
-----------------------------------------------------------------------------
DEFERRED
United States                             138.1          (81.6)           7.9
Foreign                                     9.3           (2.0)         (10.4)
-----------------------------------------------------------------------------
Total deferred                            147.4          (83.6)          (2.5)
-----------------------------------------------------------------------------
Total income taxes                       $342.6         $283.7         $300.5
=============================================================================


The significant components of deferred income tax provisions attributable to income from operations were:


In millions.
Year ended December 31                            1997       1996        1995
-----------------------------------------------------------------------------
Deferred income tax provision                     $134.7     $(65.9)    $ 2.6
Adjustment of valuation allowance                    --       (11.4)     (6.7)
Change in operating loss carryforwards              12.7       (6.3)      1.6
-----------------------------------------------------------------------------
Deferred income tax provision                     $147.4     $(83.6)    $(2.5)
=============================================================================

Income before income taxes from foreign operations was $163.7, $111.7 and $71.7 million in 1997, 1996 and 1995, respectively. Effective tax rates are analyzed as follows:


Year ended December 31                                                           1997       1996       1995
-------------------------------------------------------------------------------------------------------------
Statutory federal income tax rate                                                 35.0%      35.0%      35.0%
Increase (decrease) in rate resulting from:
    State and local taxes, net of federal benefit                                  2.0        1.8        2.0
    Amortization and disposition of intangibles and goodwill                        .3        1.5        1.9
    Leveraged lease tax benefits                                                  (2.7)      (1.7)      (1.9)
    Recapture of life insurance policyholders' surplus account balance              --         --        3.9
    Other                                                                         (1.3)      (2.1)      (1.0)
------------------------------------------------------------------------------------------------------------
Effective tax rate                                                                33.3%      34.5%      39.9%
============================================================================================================

                                 Household International, Inc. and Subsidiaries
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements (Continued)

Provision for U.S. income taxes had not been made at December 31, 1997 and 1996 on $141.7 and $146.4 million, respectively, of undistributed earnings of foreign subsidiaries. Determination of the amount of unrecognized deferred tax liability related to investments in foreign subsidiaries is not practicable. The company's U.S. savings and loan subsidiary has credit loss reserves for tax purposes that arose in years beginning before December 31, 1987 in the amount of $55.3 million. The amount of deferred tax liability on the aforementioned credit loss reserves not recognized totaled $20.4 million at December 31, 1997. Because this amount would become taxable only in the event of certain circumstances which the company does not expect to occur within the foreseeable future, no deferred tax liability has been established for this item. At December 31, 1997 the company had net operating loss carryforwards for tax purposes of $45.7 million, of which $8.0 million expire in 2000; $11.3 million expire in 2001; $12.7 million expire in 2002; $6.8 million expire in 2003; and $6.9 million expire in 2004.

   Temporary differences which gave rise to a significant portion of deferred tax assets and liabilities were as follows:

In millions.
At December 31                                                                                          1997           1996
-----------------------------------------------------------------------------------------------------------------------------
DEFERRED TAX LIABILITIES
Receivables sold                                                                                      $  454.9         $256.4
Leveraged lease transactions, net                                                                        312.7          383.3
Pension plan assets                                                                                      123.1          111.0
Other                                                                                                    208.9          121.7
-----------------------------------------------------------------------------------------------------------------------------
Total deferred tax liabilities                                                                        $1,099.6         $872.4
=============================================================================================================================
DEFERRED TAX ASSETS
Credit loss reserves                                                                                  $  676.8         $536.1
Other                                                                                                    187.4          236.6
-----------------------------------------------------------------------------------------------------------------------------
Total deferred tax assets                                                                                864.2          772.7
-----------------------------------------------------------------------------------------------------------------------------
Net deferred tax liability at end of year                                                             $  235.4         $ 99.7
=============================================================================================================================

-------------------------------------------------------------------------------
17. EARNINGS PER COMMON SHARE

In December 1997, the company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("FAS No. 128"), which supersedes APB Opinion No. 15 "Earnings Per Share" and simplifies the standards for computing and presenting earnings per share ("EPS"). Under the new standards, the presentation of primary EPS has been replaced with a presentation of basic EPS. Basic EPS is computed excluding dilution caused by common stock equivalents such as stock options. The presentation of fully diluted EPS has been replaced with a presentation of diluted EPS, which is calculated in a similar fashion to how fully diluted EPS had been computed. Previously reported EPS has been restated to conform to the new rules.

                                                                                 1997                   1996                   1995
In millions, except per share data.                               -------------------     ------------------      -----------------
Year ended December 31                                            Diluted       Basic     Diluted      Basic      Diluted     Basic
----------------------------------------------------------------------------------------------------------------------------------
EARNINGS
Net income                                                        $686.6      $686.6      $538.6      $538.6      $453.2     $453.2
Preferred dividends                                                (11.8)      (11.8)      (16.7)      (16.7)      (26.4)     (26.4)
-----------------------------------------------------------------------------------------------------------------------------------
Earnings available to common shareholders                         $674.8      $674.8      $521.9      $521.9      $426.8     $426.8
===================================================================================================================================
AVERAGE SHARES
Common                                                             102.4       102.4        97.1        97.1        97.5       97.5
Common equivalents                                                   1.4          --         1.2          --         1.6         --
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                              103.8       102.4        98.3        97.1        99.1       97.5
===================================================================================================================================
Earnings per common share                                         $ 6.50      $ 6.59      $ 5.31      $ 5.37      $ 4.31     $ 4.38
===================================================================================================================================

-------------------------------------------------------------------------------
18. COMMITMENTS AND CONTINGENT LIABILITIES

In the ordinary course of business there are various legal proceedings pending against the company. Management believes the aggregate liabilities, if any, resulting from such actions would not have a material adverse effect on the consolidated financial position of the company.

However, as the ultimate resolution of these proceedings is influenced by factors that are outside of the company's control, it is reasonably possible the company's estimated liability under these proceedings may change. See Note 13 for discussion of lease commitments.


-------------------------------------------------------------------------------
19. SALE OF PRODUCT LINES

In October 1995 the company sold the individual life and annuity product lines of the Individual Life Insurance segment for $525 million in cash and $50 million of preferred stock of the purchaser. For the first nine months of 1995, these sold product lines generated approximately $400 million of revenues and earned approximately $35 million of net income.

-------------------------------------------------------------------------------
20. GEOGRAPHIC DATA

The following is a summary of assets, revenues and operating profit of the company by country:

                                         Identifiable Assets                           Revenues               Operating Profit
                        ------------------------------------    -------------------------------    ---------------------------

In millions.               1997         1996         1995       1997        1996        1995        1997     1996      1995
------------------------------------------------------------------------------------------------------------------------------
United States           $26,015.6     $25,482.9    $25,797.7   $4,785.7    $4,426.7    $4,466.2    $  888.1   $714.6    $684.7
United Kingdom            2,934.2       2,654.5      2,006.6      515.3       434.8       397.7       123.1     92.3      67.6
Canada                    1,352.8       1,457.1      1,414.5      202.1       197.3       280.5        18.0     15.4       1.4
------------------------------------------------------------------------------------------------------------------------------
Total                   $30,302.6     $29,594.5    $29,218.8   $5,503.1    $5,058.8    $5,144.4    $1,029.2   $822.3    $753.7
==============================================================================================================================

                                  Household International, Inc. and Subsidiaries
--------------------------------------------------------------------------------
Management's Report


To the Shareholders of Household International, Inc.

Household International's management is responsible for the preparation, integrity and fair presentation of its published financial statements. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and, as such, include amounts based on judgments and estimates made by management. Management also prepared other information included in the annual report and is responsible for its accuracy and consistency with the financial statements.

     The consolidated financial statements have been audited by an independent accounting firm, Arthur Andersen LLP, which has been given unrestricted access to all financial records and related data, including minutes of all meetings of shareholders, the Board of Directors and committees of the board. Management believes that representations made to the independent auditors during their audit were valid and appropriate.

     Management maintains a system of internal controls over the preparation of its published financial statements, which is intended to provide reasonable assurance to the company's Board of Directors and officers regarding preparation of financial statements presented fairly in conformity with generally accepted accounting principles.

     Internal auditors monitor the operation of the internal control system, and actions are taken by management to respond to deficiencies as they are identified. The board, operating through its audit committee, which is composed entirely of directors who are not officers or employees of the company, provides oversight to the financial reporting process.

     Even effective internal controls, no matter how well designed, have inherent limitations, such as the possibility of human error or of circumvention or overriding of controls, and the consideration of cost in relation to benefit of a control. Further, the effectiveness of an internal control can change with circumstances.

     Household International's management periodically assesses the internal controls for adequacy. Based upon these assessments, Household International's management believes that, in all material respects, its internal controls relating to preparation of consolidated financial statements as of December 31, 1997 functioned effectively during the year ended December 31, 1997.

     Management has long recognized its responsibility for conducting the company's affairs in a manner which is responsive to the interest of employees, shareholders, investors and society in general. This responsibility is included in the statement of policy on ethical standards which provides that the company will fully comply with laws, rules and regulations of every community in which it operates and adhere to the highest ethical standards. Officers, employees and agents of the company are expected and directed to manage the business of the company with complete honesty, candor and integrity.


/s/ WILLIAM F. ALDINGER                             /s/ DAVID A. SCHOENHOLZ

William F. Aldinger                                 David A. Schoenholz
Chairman and                                        Executive Vice President-
Chief Executive Officer                             Chief Financial Officer

                                                    January 21, 1998

--------------------------------------------------------------------------------
Report of Independent Public Accountants


To the Shareholders of Household International, Inc.

We have audited the accompanying consolidated balance sheets of Household International, Inc.(a Delaware corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in preferred stock and common shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Household International, Inc. and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


/s/ ARTHUR ANDERSEN LLP


Chicago, Illinois
January 21, 1998